UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 28, 2012, NiMin Energy Corp. (the “Company” or “NiMin”) and its wholly-owned subsidiary, Legacy Energy, Inc. (“Legacy”), completed the sale by Legacy of its assets in Wyoming’s Big Horn Basin (the “Wyoming Assets”) pursuant to the Purchase and Sale Agreement (the “Wyoming Purchase and Sale Agreement”) entered into among NiMin, Legacy and Breitburn Operating L.P., a Delaware limited partnership (“Wyoming Purchaser”), dated April 24, 2012. Wyoming Purchaser is a wholly-owned subsidiary of BreitBurn Energy Partners L.P. (NASDAQ: BBEP). There is no material relationship, other than in respect of the transaction, between the Wyoming Purchaser or any of its affiliates, and NiMin, Legacy, or any of their affiliates, officers or directors.

The total cash consideration received by Legacy for the purchase, sale and conveyance of the Wyoming Assets was approximately US$93 million, being the purchase price set forth in the Wyoming Purchase and Sale Agreement less approximately US$5 million adjusted to account for preliminary purchase price adjustments due to the April 1, 2012 effective date of the acquisition, and subject to post close adjustments.

A copy of the Wyoming Purchase and Sale Agreement is incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2012.

On June 29, 2012, NiMin and Legacy completed the sale by Legacy of its assets in California’s Pleito Creek Field located along the south side of the San Joaquin Basin (the “California Assets”) pursuant to the Purchase and Sale Agreement (the “California Purchase and Sale Agreement”) entered into among NiMin, Legacy and Southern San Joaquin Production, LLC, a Delaware limited liability company (“California Purchaser”), dated April 26, 2012. There is no material relationship, other than in respect of the transaction, between the California Purchaser or any of its affiliates, and NiMin, Legacy, or any of their affiliates, officers or directors.

The total cash consideration received by Legacy for the purchase, sale and conveyance of the California Assets was approximately US$26 million, being the original purchase price of approximately US$27 million less approximately US$1 million adjusted to account for preliminary purchase price adjustments due to the April 1, 2012 effective time of the purchase and sale, and subject to post-closing adjustments. Pursuant to the terms of the California Purchase and Sale Agreement, US$3 million of the US$26 million purchase price paid on closing has been deposited with an escrow agent for a period of 6 months in connection with various indemnities contained therein.

A copy of the California Purchase and Sale Agreement is incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2012.

Item 8.01.	Other Events

On June 28, 2012, the Company announced that it and Legacy had completed the sale of the Wyoming Assets to the Wyoming Purchaser, as described in Item 2.01 of this Current Report. A copy of the press release issued by the Company announcing the closing of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 29, 2012, the Company announced that it and Legacy had completed the sale of the California Assets to the California Purchaser, as described in Item 2.01 of this Current Report. A copy of the press release issued by the Company announcing the closing of the transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 Purchase and Sale Agreement among Legacy Energy, Inc., NiMin Energy Corp. and Breitburn Operating L.P. dated April 24, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2012)

10.2 Purchase and Sale Agreement among Legacy Energy, Inc., NiMin Energy Corp. and Southern San Joaquin Production, LLC dated April 26, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2012)

99.1 Company press release dated June 28, 2012

99.2 Company press release dated June 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP. (REGISTRANT)

July 2, 2012	/s/ Clarence Cottman, III
Clarence Cottman, III Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement among Legacy Energy, Inc., NiMin Energy Corp. and Breitburn Operating L.P. dated April 24, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2012)

10.2	Purchase and Sale Agreement among Legacy Energy, Inc., NiMin Energy Corp. and Southern San Joaquin Production, LLC dated April 26, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2012)

99.1	Company press release dated June 28, 2012

99.2	Company press release dated June 29, 2012